Exhibit 99.1
Contact:
Michele Mehl
KNOVA Software, Inc.
425-205-9444
michele.mehl@KNOVA.com
KNOVA SOFTWARE REPORTS
SECOND QUARTER 2006 RESULTS
CUPERTINO, Calif., August 8, 2006 — KNOVA Software (OTCBB: KNVS) today announced the financial results for the second quarter ended June 30, 2006.
Revenue for the second quarter of 2006 was $7.5 million, a two percent increase over second quarter 2005 revenue of $7.3 million. Revenue for the quarter was comprised of $3.2 million of software license revenue and $4.3 million of services and maintenance revenue compared to $2.8 million of software license revenue and $4.5 million of services and maintenance revenue for the second quarter of 2005.
The GAAP net loss for the second quarter of 2006 was $0.5 million or $0.05 per share. This compares to a net income of $0.06 million or $0.01 per share for the second quarter of 2005. The GAAP net loss in the second quarter of 2006 includes stock based compensation charges of approximately $0.5 million reflecting the Company’s adoption of Statement of Financial Standards No. 123R (“SFAS 123R”) on January 1, 2006.
On an adjusted non-GAAP basis, net income for the second quarter of 2006 was $0.2 million or $0.03 per share. This compares to an adjusted non-GAAP net income of $0.4 million or $0.04 per share for the second quarter of 2005. Adjusted non-GAAP net income excludes non-cash amortization, restructuring charges and stock based compensation expense. Please see the Use of Adjusted Non-GAAP Financial Measures section below for a reconciliation of the GAAP to adjusted non-GAAP financial results.
Commenting on the financial results, Bruce Armstrong, president and CEO of KNOVA Software, stated, “We are pleased with our strong results in the second quarter. We continue to execute our financial plan, hit our product delivery dates, and expand our footprint in key target markets, all in a financial framework designed to achieve sustainable, profitable growth.”
Second Quarter Highlights
Highlights of KNOVA’s second quarter include:
•	8 new customer deployments in key target markets, including telecommunications, consumer retail and high technology

•	23 follow-on deals with existing customers

•	Forrester Research rated KNOVA a Leader in the May 2006 Forrester Wave™ eService report, recognizing leadership in search technology, forums, business process management, customer experience management and overall product vision

•	KNOVA received the “2006 CRM Excellence” award from Customer Interaction Solutions® Magazine

•	Ross Morris joined KNOVA as the vice president of global alliances, bringing more than 25 years of strategic sales and alliances experience to the Company

•	KNOVA was granted U.S. Patent No. 7,028,250, entitled “System and Method for Automatically Classifying Text,” which describes KNOVA’s unique methods for classifying, tagging and adding structure to unstructured text and data. This brings KNOVA’s total number of patents to 6 with more patents pending

Financial Guidance and Business Outlook
Based on the Company’s first half 2006 results, KNOVA is raising its annual revenue guidance. Revenue for 2006 is expected to be in the range of $26 million to $29 million.
Conference Call Information:
KNOVA will present its second quarter earnings in a teleconference today at 5:00 p.m. Eastern (2:00 p.m. Pacific). Domestic callers can join the teleconference by dialing 1.866.202.0886 (domestic), providing the company name, “KNOVA” and the following conference ID pass code: 95300422. International callers can access the broadcast by dialing 1.617.213.8841, providing the company name and same pass code. The teleconference also can be accessed online by clicking on the Investor Relations area of KNOVA’s Web site, http://www.KNOVA.com/ir. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins.
If you are unable to participate, an audio digital replay of the call will be available beginning two hours after the call and will be available until 11:59 p.m. on August 15, 2006 by dialing 1.888.286-8010 (domestic) or 1.617.801.6888 (international) using the pass code 83322349. KNOVA will also provide a replay of the conference call on the Investor Relations page of its Web site.
Use of Adjusted Non-GAAP Financial Measures
KNOVA is providing adjusted non-GAAP historical financial measures presented below as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of KNOVA’s core operations. An “adjusted non-GAAP financial measure” is a numerical measure of a company’s historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. Adjusted non-GAAP net income (loss) and adjusted non-GAAP net income (loss) per share (non-GAAP), as we present them in the financial data below included in this press release, have been normalized to exclude the net effects of the amortization of purchased technology, in-process research and development and intangible assets, restructuring charges and non-cash compensation charges. Management believes that these normalized non-GAAP financial measures better reflect its operating performance. Management believes that these charges are not necessarily representative of underlying trends in the Company’s performance and their exclusion provides individuals with additional information to compare the Company’s results over multiple periods. The Company uses the adjusted non-GAAP financial measures internally to focus management on period-to-period changes in the Company’s core business. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. KNOVA’s utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for income from operations, net loss, cash flow and other measures of financial performance prepared in accordance with GAAP. Adjusted non-GAAP results are not a GAAP measurement and KNOVA’s use of it may not be comparable to similarly titled measures employed by other companies in the technology industry.
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure and reconciles the adjusted non-GAAP financial metrics to the comparable GAAP measures.
KNOVA Software, Inc.
(in thousands except per share data)
(Unaudited)

	For the three months ended June 30		For the six months ended June 30
	2006	2005	2006	2005
	in thousands	in thousands	in thousands	in thousands
GAAP net (loss) income	$(476)	$64	$(937)	$(3,444)
Restructuring charge	—	—	—	1,355
Intangible assets amortization	70	70	140	117
Purchased technology amortization	142	142	284	237
In-process research and development	—	—	—	421
Stock based compensation	488	102	894	139

Adjusted net income (loss)	$224	$378	$381	$(1,175)

Shares used in per share calculation — basic	8,745	8,723	8,740	7,953
Shares used in per share calculation — diluted	8,745	8,776	8,740	7,953
Net loss per share, basic	$0.03	$0.04	$0.04	$(0.15)
Net loss per share, diluted	$0.03	$0.04	$0.04	$(0.15)

About KNOVA Software
KNOVA Software is a leading provider of service resolution management applications that reduce service costs, increase revenues and improve customer satisfaction. Built on a next-generation search and knowledge management platform, KNOVA’s suite of knowledge-empowered customer service applications automate the resolution process across multiple channels including contact centers, help desks, email and self-service sites. Industry leaders including EDS, Ford, HP, H&R Block, Novell, Merrill Lynch, McAfee, Reuters and QUALCOMM rely on KNOVA’s award-winning solutions to deliver world-class customer service. KNOVA Software is headquartered in Cupertino, Calif. For more information, visit www.KNOVA.com.
KNOVA Software, KNOVA Contact Center, KNOVA Self-Service, KNOVA Forums, KNOVA Field Service, KNOVA Knowledge Desk, KNOVA 6 and KNOVA 6.5 are trademarks of KNOVA Software, Inc. All other trademarks are properties of their respective owners.
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts, including those statements that refer to KNOVA Software’s plans, prospects, expectations, strategies, intentions, hopes and beliefs and the expected benefits of the use of KNOVA’s products are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, risks related to our software strategy, fluctuations in customer demand, performance of outside distributors and resellers, use of the Web as a delivery vehicle for customer support solutions, risks resulting from new product introductions, integration of acquired products with current offerings, and customer acceptance of new products, rapid technological change, risks associated with competition, continued growth in the use of the Internet, our ability to retain and increase revenue from existing customers and to execute agreements with new customers, unforeseen expenses, our ability to attract and retain qualified personnel and to secure necessary financing for our operations and business development, and other market conditions and risks detailed from time to time in our Securities and Exchange Commission filings. Any forward-looking statements are based on information available to the Company today and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.
FINANCIAL TABLES TO FOLLOW

KNOVA Software, Inc.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	June 30,	December 31,
	2006	2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$8,280	$6,731
Marketable securities	2,071	5,461
Accounts receivable, less allowance for doubtful accounts of $118 at June 30, 2006 and $126 at December 31, 2005	7,790	6,442
Prepaid expenses and other current assets	804	781

Total current assets	18,945	19,415
Non current assets
Property and equipment
Office furniture, equipment, and leasehold improvements	1,518	1,518
Computer equipment	5,611	5,166

Total property and equipment	7,129	6,684
Less accumulated depreciation	(6,495)	(6,319)

Property and equipment, net	634	365
Intangible assets, net of amortization of $1,202 at June 30, 2006 and $778 at December 31, 2005	4,179	4,604
Goodwill	14,485	14,485
Other noncurrent assets	92	123

Total noncurrent assets	19,390	19,577

Total assets	$38,335	$38,992

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	1,009	1,636
Accrued compensation and benefits	924	1,003
Deferred revenue — licenses	220	1,571
Deferred revenue — services	5,115	5,114
Accrued restructuring charges	—	261
Line of credit — short term	3,250	3,600
Current portion of capital lease obligations	24	40
Current portion of equipment loan	268	—
Other current liabilities	1,941	795

Total current liabilities	12,751	14,020
Noncurrent deferred revenue	316	182
Other non-current liabilities	69	89
Long term portion of equipment loan	343	—
Capital lease obligations	27	35

Total liabilities	13,506	14,326
Commitments and Contingencies
Stockholders’ equity
Common stock, $0.01 par; 50,000 shares authorized, 8,819 and 8,744 shares outstanding at June 30, 2006 and December 31, 2005, respectively	88	87
Additional paid in capital	102,558	101,472
Treasury stock, 26 shares at June 30, 2006 and December 31, 2005	(151)	(151)
Deferred compensation	—	(5)
Warrants	6,549	6,549
Accumulated other comprehensive loss	(3)	(12)
Accumulated deficit	(84,212)	(83,274)

Total stockholders’ equity	24,829	24,666

Total liabilities and stockholders’ equity	$38,335	$38,992

See accompanying condensed notes to unaudited interim consolidated financial statements

KNOVA Software, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Revenues
Licenses	$3,210	$2,824	$5,967	$4,201
Services	4,262	4,518	8,520	6,840

Total revenues	7,472	7,342	14,487	11,041

Cost of revenues
Cost of licenses	221	257	413	420
Cost of services	2,195	2,220	4,732	3,848

Total cost of revenues	2,416	2,477	5,145	4,268

Gross margin	5,056	4,865	9,342	6,773
Operating expenses
Sales and marketing	2,600	2,042	4,938	3,705
Research and development	1,896	1,317	3,481	2,840
General and administrative	977	1,420	1,740	2,399
Intangible assets amortization	70	70	140	117
Restructuring charges	—	—	—	1,355

Total operating expenses	5,543	4,849	10,299	10,416

(Loss) income from operations	(487)	16	(957)	(3,643)
Other income (expense)
Interest expense	(19)	(2)	(37)	(3)
Other, net	30	50	57	202

Other income (expense), net	11	48	20	199

Net (loss) income	$(476)	$64	$(937)	$(3,444)

Net (loss) income per common share, basic	$(0.05)	$0.01	$(0.11)	$(0.43)
Net (loss) income per common share, diluted	$(0.05)	$0.01	$(0.11)	$(0.43)

Shares used in computing per share amounts, basic	8,745	8,723	8,740	7,953

Shares used in computing per share amounts, diluted	8,745	8,776	8,740	7,953

See accompanying condensed notes to unaudited interim consolidated financial statements